UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

DBX ETF TRUST

(Exact Name of Registrant as Specified in Its Charter)

Delaware	(See Below)
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

60 Wall Street, New York, New York	10005
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered:	Name of the Exchange on Which Each Class is to be so Registered	I.R.S. Employer Identification Number

Shares of beneficial interest, no par value per share of:

db-X MSCI Emerging Markets Currency-Hedged Equity Fund

db-X MSCI EAFE Currency-Hedged Equity Fund

db-X MSCI Brazil Currency-Hedged Equity Fund

db-X MSCI Canada Currency-Hedged Equity Fund

db-X MSCI Japan Currency-Hedged Equity Fund

	NYSE Arca, Inc.	27-3673279 27-3674072 27-3674142 27-3674231 27-3674284

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:  333-170122; 811-22487

Securities to be registered pursuant to Section 12(g) of the Act:

NONE

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, no par value per share, of db-X MSCI Emerging Markets Currency-Hedged Equity Fund, db-X MSCI EAFE Currency-Hedged Equity Fund, db-X MSCI Brazil Currency-Hedged Equity Fund, db-X MSCI Canada Currency-Hedged Equity Fund, and db-X MSCI Japan Currency-Hedged Equity Fund, each a series of DBX ETF Trust (the “Trust”), to be registered hereunder is set forth in Pre-Effective Amendment No. 2 to the Trust’s Registration Statement on Form N-1A (Commission File Nos. 333-170122; 811-22487) filed on May 11, 2011, which description is incorporated herein by reference as filed with the Securities and Exchange Commission.

Item 2.	Exhibits

1.    The Trust’s Agreement and Declaration of Trust is included as Exhibit (a)(2) to Pre-Effective Amendment No. 1 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-170122; 811-22487), as filed with the Securities and Exchange Commission on February 9, 2011.

2.    The Trust’s By-Laws are included as Exhibit (b) to Pre-Effective Amendment No. 1 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-170122; 811-22487), as filed with the Securities and Exchange Commission on February 9, 2011.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

DBX ETF Trust

Date: May 11, 2011	By:	/s/ Alex N. Depetris
Alex. N Depetris
President and Chief Executive Officer